Exhibit 99.1

814 East Main Street

Richmond, VA 23219

(804) 344-8121

FOR IMMEDIATE RELEASE:	For information contact:
June 1, 2005	Kelly C. Clarke, Director
Corporate Communications
(804) 727-6321

Apple Hospitality Two Reviews Strategic Alternatives

RICHMOND, VA, June 1, 2005 – Apple Hospitality Two, Inc., a real estate investment trust (REIT), announced today that its board of directors has engaged UBS Investment Bank as the company’s exclusive financial advisor to assist it in reviewing and evaluating various strategic alternatives, including a possible sale, merger or listing of Apple Hospitality Two. Apple Hospitality Two cannot provide assurance that it will complete any of these strategic alternatives.

Apple Hospitality Two is a REIT focused on the upscale, extended-stay suite segment of the hotel industry. The portfolio consists of 66 hotels, containing a total of 7,869 suites, diversified among 25 states. Additional information about Apple Hospitality Two can be found online at www.applehospitality.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the company to implement its operating strategy; the company’s ability to manage planned growth; changes in economic cycles and competition within the extended-stay hotel industry. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved. In addition, the company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.

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